SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                            FROM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                         March 29, 1996

                       CVB Financial Corp.
     (Exact name of registrant as specified in its charter)

                           CALIFORNIA
         (State or other jurisdiction of incorporation)

                             1-10394
                    (Commission File Number)

                           95-3629339
                (IRS Employer Identification No.)

701 North Haven Avenue, Suite 350, Ontario, California      91764
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code:
                         (909) 980-4030

                         Not Applicable
  (Former name or former address, if changed since last report)

            THIS REPORT INCLUDES A TOTAL OF 32 PAGES

                    EXHIBIT INDEX ON PAGE 30

Item 1.        Changes in Control of Registrant.

          None.

Item 2.        Acquisition or Disposition of Assets.

               On March 29, 1996, CVB Financial Corp. (the
          "Company"), acquired Citizens Commercial Trust and Savings Bank of Pasadena, by merger into Chino
          Valley Bank, the Company's wholly owned subsidiary pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated as of November 1, 1995, among Chino Valley Bank, CVB Financial Corp. and Citizens Commercial Trust and Savings Bank of Pasadena. Pursuant to the Agreement, the purchase price was $18,322,106.03, and the funds used to consummate the acquisition were derived from cash on hand.

Item 3.        Bankruptcy or Receivership.
          None.

Item 4.        Changes in  Registrant's Certifying Accountant.

          None.

Item 5.        Other Events.

          None.

Item 6.        Resignations of Registrant's Directors.

          None.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

          Index to Financial Statements                          Page

          Independent Auditors' Report                            4

          Balance Sheets December 31, 1995 and 1994               5

          Statements of Income
          Years Ended December 31, 1995 and 1994                  6

          Statement of Shareholders' Equity
          Years Ended December 31, 1995 and 1994                  7

          Statements of Cash Flows
          Years Ended December 31, 1995 and 1994                  8

          Notes to Financial Statements                           9

Independent Auditor's Report

To the Board of Directors
Citizens Commercial Trust and
Savings Bank of Pasadena
Pasadena, California

We have audited the accompanying balance sheets of Citizens Commercial Trust and Savings Bank of Pasadena as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Commercial Trust and Savings Bank of Pasadena as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The stockholders of the Bank have entered into an agreement to sell the Bank to Chino Valley Bank. See Note 16.

/S/McGladrey & Pullen, LLP
- --------------------------
McGladrey & Pullen, LLP

Pasadena, California
January 12, 1996

CITIZENS COMMERCIAL TRUST AND SAVINGS BANK OF PASADENA

BALANCE SHEETS
December 31, 1995 and 1994

ASSETS                                                          1995           1994
Cash and due from banks (Note 2)                            $  13,800,381  $   8,517,255
Federal funds sold                                             16,120,000      3,550,000
                                                            -----------------------------
  Total cash and cash equivalents                              29,920,381     12,067,255

Securities (Note 3):
  Held to maturity                                             10,458,535     47,071,729
  Available for sale                                           37,382,433      8,937,501
Loans, net (Notes 4, 5 and 11)                                 61,354,370     63,270,813
Property and equipment, net (Note 6)                            2,782,312      2,974,037
Accrued interest receivable                                     1,298,394      1,267,134
Other assets (Note 9)                                           3,094,727      2,843,714
                                                            -----------------------------
                                                            $ 146,291,152  $ 138,432,183
                                                            =============================
Liabilities and Stockholders' EQUITY
Liabilities:
  Deposits (Note 7):
    Demand                                                  $  55,635,066  $  41,637,449
    Savings and NOW                                            59,606,499     70,254,874
    Other time                                                 12,112,742      9,812,632
                                                            -----------------------------
     Total deposits                                           127,354,307    121,704,955

  Deferred compensation (Note 8)                                2,350,973      2,239,825
  Accrued interest payable and other liabilities                  839,550        527,087
                                                            -----------------------------
                                                              130,544,830    124,471,867
                                                            -----------------------------
Commitments and Contingencies (Notes 8, 10 and 16)

Stockholders' equity (Notes 13 and 16):
  Common stock, no par value; authorized 100,000 shares;
    issued 9,000 shares                                           900,000        900,000
  Surplus                                                         567,800        567,800
  Retained earnings                                            14,223,772     12,615,134
  Unrealized gain (loss) on securities available for sale,
    net (Note 3)                                                   54,750       (122,618)
                                                            -----------------------------
                                                               15,746,322     13,960,316
                                                            -----------------------------
                                                            $ 146,291,152  $ 138,432,183
                                                            =============================
See Notes to Financial Statements.

CITIZENS COMMERCIAL TRUST AND SAVINGS BANK OF PASADENA

STATEMENTS OF INCOME
Years Ended December 31, 1995 and 1994

                                                             1995        1994
Interest and fees on loans                                $ 6,612,236 $ 5,884,919
Interest on investment securities and deposits in other
  financial institutions                                    2,769,776   2,710,234
Interest on federal funds sold                                173,346     237,659
                                                          ------------------------
                                                            9,555,358   8,832,812
Interest expense on deposits                                1,658,951   1,622,135
                                                          ------------------------
  Net interest income                                       7,896,407   7,210,677

Provision for loan losses (Note 5)                             35,000      75,250
                                                          ------------------------
  Net interest income after provision for loan losses       7,861,407   7,135,427
                                                          ------------------------
Other income:
  Trust income                                              3,028,628   3,006,707
  Service fees                                                911,735     835,817
  Gain on sale of loans                                       589,776      16,702
  Securities (losses) (Note 3)                                (81,162)    (46,869)
  Other                                                       431,921     109,907
                                                          ------------------------
                                                            4,880,898   3,922,264
Other expenses:
  Compensation and benefits (Note 12)                       5,567,771   5,560,445
  Occupancy expenses (Note 10)                                748,964     761,885
  Other operating expenses                                  3,490,932   3,398,480
                                                          ------------------------
                                                            9,807,667   9,720,810
                                                          ------------------------
    Income before income taxes                              2,934,638   1,336,881

Provision for income taxes (Note 9)                         1,200,000     600,000
                                                          ------------------------
    Net income                                            $ 1,734,638 $   736,881
                                                          ========================
    Net income per common share                           $    192.74 $     81.97
                                                          ========================
See Notes to Financial Statements.

CITIZENS COMMERCIAL TRUST AND SAVINGS BANK OF PASADENA

STATEMENTS OF STOCKHOLDERS' EQUITY
December 31, 1995 and 1994

                                                           Unrealized
                                                           Gain(Loss)
                                                           On Securities
                           Common             Retained     Available     Treasury
                           Stock    Surplus   Earnings     for Sale      Stock      Total
Balance,
 December 31, 1993        $ 900,000 $ 567,800 $ 11,950,173 $    -        $ (10,000) $ 13,407,973
 Net income                    -         -         736,881      -             -          736,881
 Cash dividend, $8 per
  share                        -         -         (71,920)     -             -          (71,920)
 Net change in
  unrealized (loss) on
  securities available
  for sale (Note 3)            -         -            -     (122,618)         -         (122,618)
 Sale of treasury stock        -         -            -         -           10,000        10,000
                          -----------------------------------------------------------------------
Balance,
 December 31, 1994          900,000   567,800   12,615,134  (122,618)         -       13,960,316
 Net income                    -         -       1,734,638      -             -        1,734,638
 Cash dividend, $14 per
  share                        -         -       (126,000)      -             -         (126,000)
 Net change in
  unrealized gain on
  securities available
  for sale (Note 3)            -        -            -       177,368          -          177,368
                          ----------------------------------------------------------------------
Balance,
 December 31, 1995        $ 900,000 $ 567,800 $ 14,223,772 $  54,750     $    -     $ 15,746,322
                          =======================================================================
See Notes to Financial Statements.

CITIZENS COMMERCIAL TRUST AND SAVINGS BANK OF PASADENA

STATEMENTS OF CASH FLOWS
December 31, 1995 and 1994

                                                                         1995          1994
Cash Flows from Operating Activities
  Net income                                                        $  1,734,638 $    736,881
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                         329,034      279,165
    Amortization of discounts and premiums                                83,058      457,504
    Gain on sale of loans                                               (589,776)     (16,702)
    Loss on sale of securities                                            81,162       46,869
    Deferred taxes                                                      (145,017)    (139,449)
    Provision for possible loan losses                                    35,000       75,250
    Proceeds from loan sales                                           7,975,013      324,103
    (Gain) loss on disposition of equipment                               13,319       (7,047)
    (Increase) in interest receivable and other assets                  (877,341)    (494,826)
    (Gain) on sale of other real estate owned                            (48,799)        -
    Origination of loans held for sale                                (7,385,237)    (307,401)
    Increase (decrease) in deferred compensation                         111,148     (113,290)
    Increase in accrued interest and other liabilities                   271,744      168,582
                                                                    --------------------------
      Net cash provided by operating activities                        1,587,946    1,009,639
                                                                    --------------------------
Cash Flows from Investing Activities
  Securities available for sale:
    Proceeds from sales                                               12,930,836    9,974,553
    Proceeds from maturities or redemptions                            3,500,000   11,000,000
    Purchases                                                        (22,683,426) (18,210,342)
    Proceeds from principal reduction of mortgage-backed securities      338,476      377,693
  Securities held to maturity:
    Proceeds from maturities or redemptions                           20,198,043   29,699,670
    Purchases                                                         (6,251,193) (30,095,188)
    Proceeds from principal reduction of mortgage-backed securities      289,376      193,320
  Net (increase) decrease in loans to customers                        2,208,986   (4,617,942)
  Purchase from sale of equipment                                       (297,069)    (505,419)
  Proceeds from sale of equipment                                         63,000       24,900
  Proceeds from the sale of other real estate                            444,799         -
                                                                    --------------------------
      Net cash provided by (used in) investing activities             10,741,828   (2,158,755)

Cash Flows from Financing Activities
  Net increase (decrease) in deposits                                  5,649,352   (8,159,905)
  Dividends paid                                                        (126,000)     (71,920)
  Sale of treasury stock                                                    -          10,000
                                                                    --------------------------
      Net cash provided by (used in) financing activities              5,523,352   (8,221,825)
                                                                    --------------------------
      Net increase (decrease) in cash and cash equivalents            17,853,126   (9,370,941)

  Cash and Cash Equivalents
    Beginning                                                         12,067,255   21,438,196
                                                                    --------------------------
    Ending                                                          $ 29,920,381 $ 12,067,255
                                                                    ==========================

See Notes to Financial Statements
                                    8

Note 1.  Nature of Banking Activities and Significant Accounting Policies

Nature of business

Citizens Commercial Trust and Savings Bank of Pasadena (the Bank) is a
California state chartered bank formed in 1912. The Bank grants commercial, real estate and installment loans to customers primarily in the greater Pasadena area, with offices in Pasadena, San Marino and La Canada. In addition, the Bank offers trust services.

The loans are expected to be repaid from cash flows or proceeds from the sale of selected assets of the borrowers. The Bank's policy requires that collateral be obtained on substantially all loans.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of reporting cash flows, cash and due from banks includes cash on hand, amounts due from banks (including cash items in the process of clearing) and federal funds sold. Cash flows from loans originated by the Bank and deposits are reported net. The Bank maintains amounts due from banks which at times may exceed federally insured limits. In addition, the Bank has uninsured federal funds sold with three financial institutions. The Bank has not experienced any losses in such accounts.

Held-to-maturity securities

Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after at least 85% of the principal outstanding has been collected is considered a maturity for purposes of classification and disclosure.
                                    9

Available-for-sale securities

Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as increases or decreases in stockholders' equity. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Transfers

Transfers of debt securities into the held-to-maturity classification from the available-for-sale classification are made at fair value on the date of transfer. The unrealized holding gains or losses on the date of transfer are retained as a separate component of stockholders' equity and in the carrying value of the held-to-maturity securities. Such amounts are amortized over the remaining contractual lives of the securities by the interest method.

Loans

Loans are stated at the amount of unpaid principal, reduced by unearned fees and an allowance for loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, review the allowance for loan losses. These agencies may require additions to the allowance based on their judgment about information available at the time of their examination.

Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is
                                    10

probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

Interest and fees on loans

Interest on loans is accrued daily on the outstanding balances. Accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Loan origination fees and certain direct loan origination costs are being deferred with the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life of the loan.

Sale of loans

From time to time, the Bank sells the guaranteed portion of Small Business loans in the secondary market to provide funds for additional lending and to generate servicing income. Under such agreements, the Bank continues to service the loans and the buyer receives the principal collected together with interest.

Gains and losses on sales of loans are calculated on a predetermined formula in compliance with Emerging Issues Task Force 88-11, based on the difference between the selling price and the book value of the loans sold. A portion is recognized approximately 90 days after the sale (after the expiration of a guarantee period) and the remainder is deferred and recognized over the term of the loan. Any inherent risk of loss on loans sold is transferred to the buyer at the date of sale on the portion of the loan sold. However, the Bank maintains the risk on the portion maintained.

The Bank has issued various representations and warranties associated with the sale of loans. These representations and warranties may require the Bank to repurchase loans for a period of 90 days after the date of sale as defined per the applicable sales agreement. The Bank experienced no losses during the years ended December 31, 1995 and 1994 regarding these representations and warranties.

Trust assets

Assets of the Trust Department, other than cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.
                                    11

Property and equipment

Property and equipment are stated at cost less accumulated depreciation.
Depreciation of equipment is computed on the straight-line method over the estimated useful lives of the assets.

                                         Years

Buildings                               30 - 50
Building improvements                   10 - 25
Furniture and fixtures                   5 - 20

Improvements to leased property are amortized over the lesser of the useful life of the improvements or the life of the lease.

Income taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Financial instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Current accounting developments

Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of.  Statement
No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Statement No. 121 will first be required for the
Bank's year ending December 31, 1996. Based on its preliminary analysis, the
                                    12

Bank does not anticipate that the adoption of Statement No. 121 will have a material impact on the financial statements as of the date of adoption.

Fair Value of Financial Instruments

Effective January 1, 1995, the Bank adopted FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, which requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value.

Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction at December 31, 1995. The estimated fair value amounts for 1995 have been measured as of the year end and have not been reevaluated or updated for purposes of these financial statements subsequent to that date. As such, the estimated fair values of these financial instruments subsequent to the reporting date may be different than the amounts reported at year end.

The information in Note 15 should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only required for a limited portion of the Bank's assets.

Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimate, comparisons between the Bank's disclosures and those of other banks may not be meaningful.

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

Cash and short-term instruments

The carrying amounts reported in the balance sheets for cash and due from banks and federal funds sold approximate their fair values.

Securities

Fair values for securities are based on quoted market prices.

Loans

For variable rate loans that reprice frequently and have experienced no significant change in credit risk, fair values are based on carrying values. At
                                    13

December 31, 1995, variable rate loans comprised approximately 49% of the loan portfolio. Fair values for all other loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Prepayments prior to the repricing date are not expected to be significant. Loans are expected to be held to maturity and any unrealized gains or losses are not expected to be realized.

Loans held for sale

Fair values are based on quoted market prices of similar loans sold on the secondary market.

Off-balance-sheet instruments

Fair values for off-balance-sheet instruments (guarantees, letters of credit and lending commitments) are based on quoted fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

Deposit liabilities

Fair values disclosed for demand deposits equal their carrying amounts which represents the amount payable on demand. The carrying amounts for variable rate money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits. Early withdrawals of fixed rate certificates of deposit are not expected to be significant.

Accrued interest receivable and payable

The fair values of both accrued interest receivable and payable approximate their carrying amounts.

Net income per common share

Net income per common share is calculated on the weighted average number of shares outstanding during the year. The weighted number of shares outstanding was 9,000 and 8,990 for 1995 and 1994, respectively.

Other off-balance-sheet instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.
                                    14

Note 2.  Restrictions on Cash and Due from Banks

The Bank is required to maintain reserve balances in cash or on deposit with Federal Reserve banks. The total of those reserve balances was approximately
$1,480,000 as of December 31, 1995.

Note 3.  Securities

Carrying amounts and fair values of securities being held to maturity as of December 31, 1995 and 1994 are summarized as follows:


                                               1995
                                         Gross      Gross
                           Amortized     Unrealized Unrealized   Fair
                           Cost          Gains      Losses       Value
Corporate notes and bonds  $  4,604,010  $  70,365  $      -     $  4,674,375
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies                5,009,078     26,552         -        5,035,630
Obligations of state and
  political subdivisions        845,447     32,958         (898)      877,507
                           ---------------------------------------------------
                           $ 10,458,535  $ 129,875  $      (898) $ 10,587,512
                           ===================================================

                                               1994

                                         Gross      Gross
                           Amortized     Unrealiz   Unrealized   Fair
                           Cost          Gains      Losses       Value
Corporate notes and bonds  $  2,458,057  $    -     $   (58,442) $  2,399,615
U.S. Treasury securities
  and obligations of U.S.
  Government corporations
  and agencies               40,223,664       -        (886,723)   39,336,941
Obligations of state and
  political subdivisions        856,262     21,569         -          877,831
Mortgage-backed
  securities                  3,533,746       -        (192,826)    3,340,920
                           ---------------------------------------------------
                           $ 47,071,729  $  21,569  $(1,137,991) $ 45,955,307
                           ===================================================

The Bank's securities held to maturity which have a market value of $5,035,630 and $10,074,943 at December 31, 1995 and 1994, respectively, were pledged as collateral to secure public deposits, trust requirements and for other purposes as required or permitted by law.

Carrying amounts and fair values of available-for-sale securities as of December 31, 1995 and 1994 are summarized as follows:

                                               1995
                                         Gross      Gross
                           Amortized     Unrealized Unrealized   Fair
                           Cost          Gains      Losses       Value
U.S. Treasury securities
 and obligations of U.S.
 Government corporations
 and agencies              $ 30,772,487  $   94,060 $  (32,926)  $ 30,833,621
Mortgage-backed
 securities                   3,251,241      32,878     (3,251)     3,280,868
SBA loan pools                3,267,455      17,164    (16,675)     3,267,944
                           ---------------------------------------------------
                           $ 37,291,183  $  144,102 $  (52,852)  $ 37,382,433
                           ===================================================

                                                 1994

                                         Gross      Gross
                           Amortized     Unrealized Unrealized   Fair
                           Cost          Gains      Losses       Value
U.S. Treasury securities
 and obligations of U.S.
 Government corporations
 and agencies              $  9,141,864  $     -    $  (204,363) $  8,937,501
                           ===================================================

The amortized cost and fair value of investment securities as of December 31, 1995 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                             Held to Maturity          Available for Sale
                           Amortized     Fair         Amortized    Fair
                           Cost          Value        Cost         Value
Due in one year or less    $  1,399,305  $  1,403,615 $  6,108,703 $  6,104,658
Due after one through
  five years                  8,944,230     9,064,451   27,473,317   27,563,583
Due after five through
  ten years                     115,000       119,446      582,963      586,942
Due after ten years                -             -       3,126,200    3,127,250
                           ----------------------------------------------------
                           $ 10,458,535  $ 10,587,512 $ 37,291,183 $ 37,382,433
                           ====================================================

Gross realized gains and losses from the sale of available-for-sale securities for the years ended December 31, 1995 and 1994 are as follows:

                            1995       1994

Realized gains          $   98,444  $   3,339
                        ======================
Realized (losses)       $ (179,606) $ (50,208)
                        ======================

On December 1, 1995, the Bank reassessed the appropriateness of the classification of all securities in accordance with the issuance of Financial Accounting Standards Board Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. As a result, on December 1, 1995 the Bank transferred $22,365,027 (fair value) of securities previously classified as held to maturity into available-for-sale securities and recorded an unrealized holding gain of $56,949 accordingly.

Note 4.  Loans

The composition of net loans is as follows:

                                                                     December 31,
                                                                  1995         1994
Commercial, including $1,255,000 loans held for sale in 1995  $ 13,439,473 $ 13,306,884
Real Estate                                                     42,347,321   44,218,942
Installment                                                      6,530,268    6,698,485
                                                              --------------------------
                                                                62,317,062   64,224,311
Deduct:
  Allowance for loan losses                                        660,625      673,888
  Deferred loan fees                                               302,067      279,610
                                                              --------------------------
                                                              $ 61,354,370 $ 63,270,813
                                                              =========================

On January 1, 1995, the Bank adopted FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan, as amended by FASB Statement No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. There was no effect on the Bank's financial statements for this change. At December 31, 1995 and January 1, 1995, the Bank has classified $97,000 and $23,000 of its loans as impaired with specific loss reserves of $49,000 and $11,700, respectively. There were no impaired loans without a specific reserve.

As of December 31, 1995 and 1994, the Bank had loans in the amount of $350,732 and $651,251, respectively, for which income was not currently being accrued due to the delinquent status. Interest income which would have been earned on these nonaccrual loans was approximately $4,900 and $45,700 for the years ended December 31, 1995 and 1994, respectively.

The Bank is not committed to lend additional funds to debtors whose loans have been modified.

SBA loans serviced

The Bank serviced approximately $1,787,000 and $1,825,000 of loans for the SBA as of December 31, 1995 and 1994, respectively, which are not included in the accompanying balance sheets.

Note 5.  Allowances for Loan Losses

Changes in the allowance for loan losses are as follows:

                                                December 31,
                                               1995        1994
Balance, beginning                         $   673,888  $   632,915
  Provision charged to operating expenses       35,000       75,250
  Recoveries of amounts charged off            165,065        3,383
  Amounts charged off                         (213,328)     (37,660)
                                           -------------------------
Balance, ending                            $   660,625  $   673,888
                                           =========================

Note 6.  Property and Equipment

Property and equipment and the total accumulated depreciation are as follows:

                                                December 31,
                                               1995        1994
Land                                       $   786,040  $   861,040
Buildings                                      954,666      954,666
Building improvements                          971,411      980,780
Furniture and equipment                      4,008,634    3,922,974
Construction in progress                          -          11,162
                                           -------------------------
                                             6,720,751    6,730,622
Less accumulated depreciation                3,938,439    3,756,585
                                           -------------------------
                                           $ 2,782,312  $ 2,974,037
                                           =========================

Note 7.  Deposits

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $3,312,000 and $3,175,000 in 1995 and 1994, respectively. Substantially all of these certificates of deposit mature within three months.

The Bank has a deposit concentration with one customer totaling approximately $16,900,000 at December 31, 1995.

Note 8.  Deferred Compensation Plans

The Bank has deferred compensation and salary continuation agreements with key employees calling for periodic payments totaling $2,700,000 at the retirement or death of the employees. The normal retirement dates occur through the year 2021. The liability has been accrued each year using the present value method with interest factors of 7%. The accrued liability at December 31, 1995 and 1994 amounted to $2,053,458 and $1,914,664, respectively. The Bank has purchased life insurance policies which it intends to use to fund this liability. Benefits paid to retirees amounted to approximately $169,500 for each of the years ended December 31, 1995 and 1994.

The Bank also has a death benefit program for certain key employees where the Bank will provide death benefits to the employee in the event of death: 1) while employed by the Bank; 2) after termination of employment for total and permanent disability; 3) after retirement, if retirement occurred after age 65. Payments are to be paid to the employee's beneficiaries over a ten-year period in equal installments. The Bank has purchased life insurance policies to fund any future liability. The accrued liability at December 31, 1995 and 1994 for known death benefits amounted to $250,819 and $275,318, respectively. The liability has been accrued using the present value method with an interest factor of 7%. Amounts paid for the benefit of retirees amounted to $51,488 for each of the years ended December 31, 1995 and 1994.

Note 9.  Income Tax Matters

The provision for income taxes consisted of:

                   December 31,
                  1995        1994
Current:
  Federal    $   994,114  $    475,015
  State          350,904       182,067
             --------------------------
               1,345,018       657,082
             --------------------------
Deferred:
  Federal       (131,113)      (38,015)
  State          (13,905)      (19,067)
             --------------------------
                (145,018)      (57,082)
             --------------------------
             $ 1,200,000  $    600,000
             ==========================

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate (35%) to income before taxes due to the following:

<CAPTIOPN>
                                                             December 31,
                                                           1995        1994
Tax based on the federal statutory rate                $ 1,027,124 $  467,908
Nontaxable interest income                                 (19,813)   (18,879)
Life insurance expense                                      36,206     47,700
State franchise tax expense net of federal tax benefit     222,420     99,671
Other, net                                                 (65,937)     3,600
                                                       -----------------------
                                                       $ 1,200,000 $  600,000
                                                       =======================

Net deferred tax assets consist of the following at December 31:

                                                       1995       1994
Deferred tax assets:
  Capitalization costs                             $   137,000 $      -
  Allowance for loan losses                            213,000     201,100
  Deferred compensation                                983,000   1,009,600
  Unrealized loss on securities available for sale        -         81,745
  Other                                                   -          3,529
  State taxes                                          120,000      60,820
                                                   ------------------------
    Total deferred tax assets                        1,453,000   1,356,794
                                                   ------------------------
Deferred tax liabilities:
  Property and equipment                               (55,713)    (22,780)
  Unrealized gain on securities available for sale     (36,501)       -
                                                   ------------------------
    Total deferred tax liabilities                     (92,214)    (22,780)
                                                   ------------------------
    Net deferred tax assets                        $ 1,360,786 $ 1,334,014
                                                   ========================

At December 31, 1995, no valuation reserve was considered necessary as management believes it is more likely than not the deferred tax assets will be realized. The amount of deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced. These temporary differences reverse through the year 2001. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences are expected to be available to reduce taxable income.

Note 10.  Commitments and Contingencies

Financial instruments with off-balance-sheet risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by other parties to the financial instrument for these commitments is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Bank does not anticipate any material losses as a result of these commitments.

A summary of the contract amount of the Bank's exposure to off-balance-sheet risk as of December 31 is as follows:

                                                           1995         1994
Finalcial instruments whose contract amounts represent
  credit risk:
  Commitments to extend credit                         $ 14,497,923 $ 13,230,148
  Standby letters of credit                                 198,315      716,715

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held represents real estate and business assets.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper and similar transactions. Most guarantees are short term. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds U.S. Treasury notes and certificates of deposit as collateral supporting those commitments for which collateral is deemed necessary. Of those outstanding commitments, 54% are collateralized as of December 31, 1995.
                                    21

Lease commitments and rent expenses

The Bank leases one of its branch offices under a non-cancelable operating lease which expires in 2004. The Bank also has an operating lease on its trust software system. The software lease agreement expires in 1998.

The total minimum rental commitment at December 31, 1995, under the leases described previously, is due as follows:

Years Ending             Amount
1996                     $ 137,688
1997                       137,688
1998                       126,940
1999                        73,200
2000                        73,200
Thereafter                 122,000
                         ---------
                         $ 670,716
                         =========

Total rent expense included in the statements of income is approximately $137,688 and $124,400 for the years ended December 31, 1995 and 1994, respectively.

Litigation

Due to the nature of its business, the Bank sometimes becomes a party to litigation. In the opinion of management and legal counsel, any pending or threatened litigation involving the Bank will not have a material effect on the financial condition of the Bank.

Note 11.  Transactions with Directors and Officers

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms had approximately $1,188,000 and $1,296,000 in outstanding loans as of December
31, 1995 and 1994, respectively.

None of these loans are past due, nonaccrual or restructured to provide a reduction or deferral of interest or principal because of deterioration in the financial position of the borrower. There were no loans to a related party that were considered classified loans at December 31, 1995 and 1994.

Note 12.  Profit Sharing Plan

The Bank has a profit sharing plan essentially covering all employees having six months of service. The Bank's contribution, which is at the discretion of the Board of Directors, is based on the participant's salary and bonus and is limited to the maximum allowable tax deduction. Participants' interests are fully vested in seven years and may be withdrawn upon retirement or employment termination. The Bank's contribution to the plan amounted to approximately $180,000 and $170,000 for 1995 and 1994, respectively.

Note 13.  Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework from prompt corrective action, the Bank must meet specific capital guidelines that involve qualitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1995, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1995, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are presented in the following table:

                                                                     To be Well Capitalized
                                                  For Capital       Under Prompt Corrective
                               Actual           Adequacy Purposes      Action Provisions
                         Amount       Ratio    Amount        Ratio   Amount         Ratio
Total capital (to risk
  weighted assets)      $ 16,352,000  18.67% > $ 3,316,000 > 4.0% > $  4,974,000 >  6.0 %
                                             -             -      -              -
Tier I Capital (to risk
  weighted assets)        15,691,000  18.93  >   6,632,000 > 8.0  >    8,290,000 > 10.0
                                             -             -      -              -
Total capital (to
  average assets)         15,691,000  12.78  >   2,487,000 > 4.0  >    4,145,000 >  5.0
                                             -             -      -              -

Dividends

The Bank is restricted as to the amount of dividends which can be paid. Dividends declared by banks that exceed the net income (as defined) for the current year plus retained net income for the preceding two years must be approved by the State Banking Department. The Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements shown above.

Note 14.  Statement of Cash Flows

                                                            Year Ended December 31,
                                                                1995         1994
Supplemental Disclosures of Cash Flow Information:
  Cash payments for interest                                $  1,587,305 $ 1,612,253
                                                            =========================

  Cash payments for income taxes                            $  1,134,000 $   545,547
                                                            =========================
Supplemental Schedule of Noncash Investing and Financing
  Activities:
  Held-to-maturity securities transferred to available for
    sale (Note 3)                                           $ 22,365,027 $      -
                                                            =========================
  Net change in unrealized gain (loss) on available-for-sale
    securities (Note 3)                                     $    177,368 $  (122,618)
                                                            =========================

  Other real estate transferred from property and equipment $     83,441 $      -
                                                            =========================

  Financing provided in sale of other real estate           $    350,000 $      -
                                                            =========================

Note 15.  Fair Value of Financial Instruments

The fair values of the Bank's financial instruments are as follows:

                                                     December 31, 1995
                                                 Carrying
                                                 Amount       Fair Value
Financial assets:
  Cash and short-term investments               $  29,920,000 $  29,920,000
  Securities                                       47,841,000    47,970,000
  Loans, net                                       61,354,000    60,553,000
  Accrued interest receivable                       1,298,000     1,298,000

Financial liabilities:
  Deposits                                        127,354,000   127,021,000
  Accrued interest payable and other borrowings       840,000       840,000

Fair value of commitments

The estimated fair value of fee income on letters of credit at December 31, 1995 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 1995.

Note 16.  Merger

On November 1, 1995, the Bank entered into an Agreement and Plan of Reorganization with Chino Valley Bank, whereby the Bank will merge with Chino Valley Bank. In consideration for the merger, each stockholder is expected to receive cash of $2,000 for each share of the Bank's common stock and an amount approximately equal to the proportional sum of the earnings of the Bank between October 1, 1995 and the close of business on the last day of the month ended prior to the closing date, less cash dividends declared between October 1, 1995 and the closing date. The closing date is expected to be approximately April 12, 1996.

(b)  Pro Forma Financial Information

     Index to Pro Forma Financial Information          Page

     Pro Forma Consolidated Balance Sheets
     December 31, 1995                                  27

     Pro Forma Consolidated Statements of Income
     Year ended December 31, 1995                       29

     On March 29, 1996, the Company acquired Citizens by merger into Chino Valley Bank, the Company's wholly-owned subsidiary, pursuant to the Agreement. Pursuant to the Agreement, the purchase price was $18,322,106.03.

     The following Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1995 combines the historical consolidated balance sheets of the Company and Citizens as if the acquisition had been effective on December 31, 1995, after giving effect to the purchase accounting adjustments described in the explanatory notes. The Unaudited Pro Forma Consolidated Statements of Income present the combined results of operations of the Company and Citizens for the year ended December 31, 1995, as if the acquisition had been effective on January 1, 1995, after giving effect to the purchase accounting adjustments described in the explanatory notes. The weighted average number of shares used in the calculation of earnings per share was 9,322,681.

     The total purchase price, for purposes of the Unaudited Pro Forma Consolidated Balance Sheet is allocated to the individual assets of Citizens based upon Citizens' historical cost with adjustments for estimated fair value. The tax basis of an asset or liability has been considered in determining its fair value. The pro forma adjustments, subject to later adjustment, include only items that are directly attributable to the acquisition and are factually supportable. The Unaudited Pro Forma Consolidated Statements of Income do not include anticipated economies from the consolidation of branch and administrative operations, or other anticipated opportunities provided by the acquisition.

     The unaudited pro forma combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the Company, or of the financial position or the results of operations of the Company that would have actually occurred had the acquisition been in effect as of December 31, 1995, or for the year then ended.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 1995
Dollar amounts in thousands

                                                        Company     Citizens   Adjustments    Pro Forma
Assets
Federal funds sold                                      $   7,000  $  16,120  $              $    23,120
Investment securities held to maturity                     24,272     10,459        (37) (F1)     34,694
Investment securities available for sale                  260,374     37,382       (133) (F1)    297,623
Loans and lease finance receivables, net                  496,449     61,354       (836) (F2)    556,967
                                                        ---------  ---------  -----------     -----------
     Total earning assets                                 788,095    125,315     (1,006)         912,404
Cash and due from banks                                   104,886     13,800    (18,480) (F3)    100,206
Premises and equipment, net                                17,219      2,782      3,384  (F4)     23,385
Other real estate owned                                     8,253         83        319  (F4)      8,655
Deferred Taxes                                              4,472                                  4,472
Other assets                                               14,014      4,311      3,129  (F5)     21,454
                                                        ---------  ---------  -----------     -----------
TOTAL                                                   $ 936,939  $ 146,291  $ (12,654)     $ 1,070,576
                                                        =========  =========  ===========     ===========
Liabilities AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits
   Noninterest-bearing                                  $ 332,851  $  55,635                 $   388,486
     Interest-bearing                                     470,723     71,719                     542,442
                                                        ---------  ---------  -----------     -----------
                                                          803,574    127,354                     930,928
       Demand note to U.S. Treasury                         6,738                                  6,738
                   Short term borrowings                   40,000                                 40,000
   Other liabilities                                        8,367      3,191       3,092 (F6)     14,650
                                                        ---------  ---------  -----------     -----------
Total Liabilities                                         858,679    130,545       3,092         992,316

Stockholders' Equity
   Preferred stock-authorized, 20,000,000 shares
    without par value; no shares issued or outstanding
   Common stock-authorized, 50,000,000 shares
      without par value; issued and outstanding
    8,926,707 (Company)                                    43,436      1,468      (1,468)(F7)     43,436
    Retained earnings                                      34,520     14,224     (14,224)(F7)     34,520
   Unrealized gain on investment securities
    available-for-sale, net of tax                            304         54         (54)(F7)        304
                                                        ---------  ---------  -----------     -----------
       Total stockholders' equity                          78,260     15,746     (15,746)         78,260
                                                        ---------  ---------  -----------     -----------
TOTAL                                                   $ 936,939  $ 146,291  $  (12,654)     $1,070,576
                                                        =========  =========  ===========     ===========

Explanatory notes to Unaudited Pro Forma Consolidated Balance Sheets

  (1) Discount to reflect estimated market value of securities
  (2) Discount to reflect estimated market value of loans
  (3) Purchase price at December 31, 1995
  (4) Increased real property values over book value
  (5) Net increase in intangibles and other assets
  (6) Increased deferred compensation and tax liabitilites
  (7) Elimination of Citizens' equity

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

December 31, 1995
Dollar amounts in thousands, except per share

                                            Company    Citizens  Adjustments       Pro forma
Interest income:
  Loans, including fees                    $  50,158  $  6,613  $        200 (F1) $ 56,970
  Investment securities:
    Taxable                                   13,737     2,713                      16,450
    Tax-advantaged                               553        57                         610
                                           ---------  --------- ------------      ---------
                                              14,290     2,770                      17,060
  Federal funds sold                             248       173                         421
                                           ---------  --------- ------------      ---------
                                              64,696     9,556           200        74,451
Interest expense:
  Deposits                                    14,539     1,659                      16,198
  Other borrowings                             2,016         0                       2,016
                                           ---------  --------- ------------      --------
          Total interest expense              16,555     1,659             0        18,214
                                           ---------  --------- ------------      --------
  Net interest income before provision        48,141     7,897           200        56,237
     for credit losses
Provision for credit losses                    2,575        35                       2,610
                                           ---------  --------- ------------      --------
  Net interest income after provision
     for credit losses                        45,566     7,862           200        53,627
Other operating income:
  Service charges on deposit accounts          6,727       912                       7,639
  Investment securities gain(loss), net            0       (81)                        (81)
  Other                                        2,363     4,050                       6,413
                                           ---------  --------- ------------      --------
Total other operating income                   9,090     4,881             0        13,971
Other operating expenses:
  Salaries, wages and employee benefits       16,495     5,568          (900) (F2)  21,163
  Occupancy                                    2,984       238           225  (F3)   3,447
  Equipment                                    2,279       511                       2,790
  Deposit insurance premiums                     811       132                         943
  Stationery and supplies                      1,833       368                       2,201
  Professional services                        2,861       897          (500) (F4)   3,258
  Data processing                                659       943          (700) (F5)     902
  Promotion                                    1,449       228                       1,677
  Other real estate owned expense              3,260        53                       3,313
  Other                                        2,422       869           300  (F6)   3,591
                                           ---------  --------- ------------      --------
          Total other operating expense       35,053     9,807        (1,575)       43,285
                                           ---------  --------- ------------      --------
Earnings before income taxes                  19,603     2,936         1,775        24,313
Income taxes                                   8,146     1,200           738  (F7)  10,084
                                           ---------  --------- ------------      --------
  Net earnings                             $  11,457  $  1,736  $      1,037      $ 14,229
                                           =========  ========  ============      ========
Earnings per common share                  $    1.22  $ 192.74  $       0.00      $   1.53
                                           =========  ========  ============      ========

Explanatory notes
 (F1) Estimated accretion of purchased discount on loans purchased
 (F2) Decrease in salaries & related expenses
 (F3) Increase in depreciation expense
 (F4) Decrease in acquisition costs and other expenses
 (F5) Reduced data processing costs
 (F6) Amortization of intangibles and other expenses
 (F7) Tax effect of reduced expenses

(c)  Exhibits                                          Page

     23   Consent of Independent Auditors               32

                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           CVB Financial Corp.
                              (Registrant)

Date:     April 12, 1996     /S/ Robert J. Schurheck
                              -----------------------
                              Robert J. Schurheck
                              Chief Financial Officer

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Citizens Commercial Trust and Savings Bank of Pasadena
Pasadena, California

We hereby consent to the inclusion of our report, dated January 12, 1996, on the financial statements of Citizens Commercial Trust and Savings Bank of Pasadena as of and for the years ended December 31, 1995 and 1994, which appears in Item 7 of CVB Financial Corp.'s Form 8-K dated March 29, 1996.

/S/McGladrey & Pullen, LLP
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McGladrey & Pullen, LLP

Pasadena, California
April 10, 1996
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